Exhibit 99.1

eXp World Holdings to Hold Virtual Investor Q&A on June 19

BELLINGHAM, Wash. — June 17, 2020 — eXp World Holdings, Inc. (Nasdaq: EXPI), the holding company for eXp Realty and VirBELA, today announced it will hold a virtual fireside chat between CEO Glenn Sanford and CFO Jeff Whiteside, and D.A. Davidson Senior Research Analyst Tom White on Friday, June 19 at 8 a.m. PT / 11 a.m. ET.

The investor Q&A is open to investors, current shareholders and anyone interested in learning more about eXp World Holdings and its companies.

Date: Friday, June 19

Time: 8 a.m. PT / 11 a.m. ET – 9 a.m. PT / noon ET

Location: VirBELA Open Campus in the Auditorium. Join at virbela.com.

Livestream: expworldholdings.com/events

In advance, eXp World Holdings is releasing the following strategic update:

●	As we approach the end of the second quarter, we are now projecting that eXp World Holdings will report net income for the third quarter in a row. As a result of its cloud-based brokerage strategy, eXp Realty is benefitting from substantial cost savings that competing brokerages in the industry are unable to realize. Based on the current trajectory, this will likely be eXp World Holdings’ most profitable quarter in the history of our company.
●	Our strategic focus on international growth has intensified. Under new leadership, we are now planning on adding a significant number of agents in international markets during the course of the next year. This will likely result in international markets becoming a material contributor to our growth.
●	We are planning to aggressively expand our presence in commercial real estate during the coming year and anticipate attracting a significant number of commercial real estate brokers. This initiative is anticipated to lead to commercial real estate becoming a strong contributor to growth of the company.
●	We continue to gain traction in our affiliated services businesses. We anticipate that during the coming year there will be material contributions to results from growth in Express Offers, IntroLend First Cloud mortgage lending, Silverline Title and Escrow closing, along with the other affiliated services businesses combined. We plan to launch new services and establish new partnerships that will continue to expand our offerings during the coming year.

●	VirBELA continues to experience a step change in the business. We are engaged with hundreds of new and prospective clients. The business is positioned to substantially benefit from the global shift to remote work.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the company’s expansion, revenue growth, operating results, financial performance and net income changes. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K.

About eXp World Holdings

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty and VirBELA.

eXp Realty, The Real Estate Cloud Brokerage, is the fastest-growing, global residential real estate company with more than 29,000 agents in the United States, Canada, the United Kingdom and Australia. As a subsidiary of a publicly traded company, eXp Realty uniquely offers real estate professionals within its ranks opportunities to earn eXp World Holdings stock for production and contributions to overall company growth.

VirBELA is an immersive technology platform for business, events and education. Its modern, cloud-based environment provides a virtual experience for workers, attendees, students and more to communicate, collaborate, meet and socialize. For more information, visit the company’s website at virbela.com.

For more information, please visit the company’s website at www.expworldholdings.com.

Connect with eXp World Holdings and its companies: https://expworldholdings.com/social

Media Relations Contact:

Cynthia Nowak

Vice president, marketing and communications, eXp World Holdings

360.419.5285 ext. 116

cynthia.nowak@exprealty.net

Investor Relations Contact:

Raymond “RJ” Jones

Executive Vice President, finance and growth, eXp World Holdings

360.761.4393

investors@expworldholdings.com